U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): July 28, 2000


                         PROVIDENTIAL HOLDINGS, INC.
         (Exact name of registrant as specified in its charter)


                                Nevada
        (State or jurisdiction of  incorporation or organization)


                             002-78335-NY
                      (Commission File Number)

                              13-3121128
              (I.R.S. Employer Identification Number)

8700 Warner Avenue, Fountain Valley, California                    92708
  (Address of principal executive offices)                      (Zip Code)

             Registrant's telephone number:  (714) 596-0244

    (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.


a. Effective on July 28, 2000, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Marcum & Kliegman LP, was dismissed by the Registrant.

This accountant's report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles other than a going concern uncertainty. The decision to change accountants was approved by the Board of Directors.

During the Registrant's two most recent fiscal years and any subsequent Interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

b. Effective on July 28, 2000, the firm of Kabani & Company, Inc. was engaged to serve as the new principal accountant to audit the Registrant's financial statements. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

                                  SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Providential Holdings, Inc.



Dated: August 1, 2000                        By: /s/ Henry Fahman
                                             Henry Fahman, President